UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022 (May 12, 2022)

CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

 (615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2022, CoreCivic, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting, the Company’s stockholders approved the CoreCivic, Inc. Amended and Restated 2020 Stock Incentive Plan (the “Amended Plan”). The results of the stockholder vote on the Amended Plan are set forth below under Item 5.07 of this Current Report on Form 8-K.

A description of the Amended Plan was included as part of “Proposal 4 - Approval of the CoreCivic, Inc. Amended and Restated 2020 Stock Incentive Plan” in the Company’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on March 30, 2022 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting there were present in person or represented by proxy 106,855,480 shares of the Company’s common stock, which represented approximately 88.04% of the 121,369,554 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected ten directors to the Company’s Board of Directors (the “Board”); (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; (iii) approved on an advisory basis the compensation of the Company’s named executive officers; and (iv) approved the Amended Plan. The number of votes “For”, “Against” and “Abstain,” as well as the number of broker non-votes, for each proposal were as set forth below.

Proposal 1: The ten nominees for director received the number of votes reported below:

Nominee	For	Against	Abstain	Broker Non-Votes
Donna M. Alvarado	81,772,586	11,819,971	52,439	13,210,484
Robert J. Dennis	92,006,845	1,539,101	99,050	13,210,484
Mark A. Emkes	82,133,946	11,460,776	50,274	13,210,484
Damon T. Hininger	92,293,186	1,247,406	104,404	13,210,484
Stacia A. Hylton	82,232,549	11,362,174	50,273	13,210,484
Harley G. Lappin	92,059,242	1,477,880	107,874	13,210,484
Anne L. Mariucci	88,110,667	5,439,081	95,248	13,210,484
Thurgood Marshall, Jr.	82,182,814	11,409,861	52,321	13,210,484
Devin I. Murphy	92,571,642	976,468	96,886	13,210,484
John R. Prann, Jr.	91,334,663	2,212,984	97,349	13,210,484

Accordingly, Ms. Alvarado, Mr. Dennis, Mr. Emkes, Mr. Hininger, Ms. Hylton, Mr. Lappin, Ms. Mariucci, Mr. Marshall, Mr. Murphy and Mr. Prann were elected to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successor is duly qualified and elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
105,317,192	1,472,187	66,101	—

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
91,234,176	2,136,537	274,283	13,210,484

Proposal 4: Approval of the Amended Plan:

For	Against	Abstain	Broker Non-Votes
90,993,011	2,382,586	269,399	13,210,484

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	CoreCivic, Inc. Amended and Restated 2020 Stock Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2022	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer